UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): September 7, 2007
MERCANTILE BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32434 (Commission File Number)	37-1149138 (I.R.S. Employer Identification No.)
440 Maine Street, Quincy, Illinois 62301
(Address of Principal Executive Offices) (Zip Code)
(217) 223-7300
Registrant’s Telephone Number, Including Area Code
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.
See discussion at Item 2.03 below.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On September 7, 2007, Mercantile Bancorp, Inc. (the “Company”) entered into the Third Amendment to the Third Amended and Restated Loan Agreement (the “Amendment”) with U.S. Bank National Association (“US Bank”). Pursuant to the Amendment, the Company entered into two additional term loans from US Bank (designated as “Term Loan B” and “Term Loan C”), each in the principal amount of $5 million. The proceeds were used as part of the purchase price for the Company’s acquisition of HNB Financial Services, Inc., which acquisition closed on the same day and is the subject of a separate Current Report on Form 8-K.
     The Company continues to maintain a $15 million term note (designated as “Term Loan A”) and a $8 million revolving credit line under the Third Amended and Restated Loan Agreement with US Bank, the terms of which have been announced previously.
     According to the Amendment, interest on Term Loan B accrues at a fixed rate of 6.13% per year. Principal payments of $125,000 are due on each of December 31, 2009, March 31, 2010 and June 30, 2010, with the balance due in full with interest on August 31, 2010. Term Loan B may not be prepaid without US Bank’s consent and without the Company’s payment of a prepayment fee.
     Interest on Term Loan C accrues at a fixed rate of 6.27% per year. Principal payments of $125,000 are due on each of December 31, 2009, March 31, 2010 and June 30, 2010, with the balance due in full with interest on August 31, 2010. Term Loan C may be prepaid without US Bank’s consent and without penalty.
     The Amendment also provides that the Company may make acquisitions of other entities and acquire minority ownership interests in other entities only with the prior written consent of US Bank. Furthermore, the Company’s aggregate amount of non-performing assets must not equal or exceed 18% of the primary capital of the Company, which is an increase from 15% under the prior terms, before the Company is in violation of a negative covenant resulting in an event of default under the loan agreement.
     The foregoing description is qualified in its entirety by the terms of the Amendment, which is attached hereto as an exhibit.

Item 9.01	Financial Statements And Exhibits
     (c) Exhibits:

Exhibit
Number	Description

10.1	Third Amendment to Third Amended and Restated Loan Agreement between Mercantile Bancorp, Inc. and U.S. Bank National Association, dated September 7, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mercantile Bancorp, Inc.
By:	/s/ Ted T. Awerkamp
	Name:	Ted T. Awerkamp
	Title:	President and Chief Executive Officer

Date: September 12, 2007

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